As filed with the Securities and Exchange Commission on January 6, 2021

File No. 333-233919

333-233919-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WISDOMTREE CONTINUOUS COMMODITY

INDEX FUND

(Exact name of registrant as specified in its charter)

WISDOMTREE CONTINUOUS COMMODITY

INDEX MASTER FUND

(Rule 140 Co-Registrant)

Delaware	26-0151234 (Registrant) 26-0151301 (Co-Registrant)
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o WisdomTree Commodity Services, LLC 245 Park Avenue 35th Floor New York, NY, 10167 (866) 909-9473	c/o WisdomTree Commodity Services, LLC 245 Park Avenue 35th Floor New York, NY, 10167 (866) 909-9473
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Terrence A. Childers

Eliot W. Robinson

Bryan Cave Leighton Paisner LLP

One Atlantic Center, Fourteenth Floor

1201 West Peachtree Street, NW

Atlanta, Georgia 30309-3488

(404) 572-6600

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

WisdomTree Continuous Commodity Index Fund

DEREGISTRATION OF SECURITIES

WisdomTree Commodity Services, LLC, as sponsor of WisdomTree Continuous Commodity Index Fund, has terminated the offering of its securities pursuant to the registration statement on Form S-3 (Registration No. 333-233919) (the “Registration Statement”), and is hereby filing this Post-Effective Amendment No. 1 to the Registration Statement to terminate the effectiveness of the Registration Statement, and in accordance with the undertakings of the Registration Statement, to remove from registration all securities registered which remain unsold under the Registration Statement as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant and the Co-Registrant certifies that it has reasonable grounds to believe that the Registrant and the Co-Registrant meet all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 6th day of January, 2021.

WisdomTree Continuous Commodity Index Fund

By: WisdomTree Commodity Services, LLC as Managing Owner

By:	/s/Jeremy Schwartz*
Name:	Jeremy Schwartz
Title:	President and Chief Executive Officer

WisdomTree Continuous Commodity Index Master Fund

By: WisdomTree Commodity Services, LLC as Managing Owner

By:	/s/Jeremy Schwartz*
Name:	Jeremy Schwartz
Title:	President and Chief Executive Officer

*By:	/s/ Ryan Louvar
Ryan Louvar
(Attorney-in-Fact)

*	Power of Attorney is incorporated by reference to the Registration Statement filed on Form S-3 on September 24, 2019.